Exhibit 10.3

SCICLONE PHARMACEUTICALS, INC.

NOTICE OF GRANT OF

PERFORMANCE-BASED RESTRICTED STOCK UNITS

(For Residents of the People’s Republic of China)

The Participant has been granted an award (the “Award”)  of Performance-Based Restricted Stock Units (each, a “Unit”) pursuant to the SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”) and the attached Performance-Based Restricted Stock Units Agreement (the “Agreement”).  Each Unit represents the right to receive on the applicable Settlement Date one (1) share of Stock of SciClone Pharmaceuticals, Inc., as follows:

Participant:	Hong Zhao	Employee ID:	___________
Date of Grant:	March 8, 2017
Total Number of Units:	37,500, subject to adjustment as provided by the Agreement.
Earned Units:

The number of Units, if any (not to exceed the Total Number of Units), determined and certified by the Committee to be Earned Units in accordance with the level of achievement of the Performance Goal described by the Performance Goal Appendix attached to this Grant Notice.

Vesting Date:	Except as otherwise provided by the Agreement, the date of the first meeting of the Committee occurring after December 31, 2017.
Vested Units:	Provided that the Participant’s Service has not terminated prior to the Vesting Date, except as provided by the Agreement, the Earned Units shall become Vested Units.
Settlement Date:

Except as otherwise provided by the Agreement, the date on which the Earned Units become Vested Units, or, in the discretion of the Company, such later date on which the sale of the Stock to be issued in settlement of Vested Units would not violate the Trading Compliance Policy, but in any event no later than the 15th day of the third month following the later of (i) the last day of the calendar year or (ii) the last day of the Company’s taxable year, in which Earned Units became Vested Units.

Termination of Award:	The Award shall terminate without payment of compensation to the Participant as of date of consummation of the Change in Control occurring before December 31, 2017.
Local Law:	The laws, rules and regulation of the People’s Republic of China, of which the Participant is a resident

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice, the Agreement and the Plan,  all of which are made a part of this document.  The Participant acknowledges that copies of the Agreement, the Plan and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

SCICLONE PHARMACEUTICALS, INC.		PARTICIPANT

By: _______________________________________
Friedhelm Blobel		Signature
President & CEO
Date
Address:	950 Tower Lane
	Suite 900	Address
Foster City CA 94404-2125

ATTACHMENTS:	Performance Goal Appendix; Performance-Based Restricted Stock Units Agreement; 2015 Equity Incentive Plan, as amended to the Date of Grant and Plan Prospectus

WEST\275703696.1
347684-900000

SCICLONE PHARMACEUTICALS, INC.

PERFORMANCE-BASED

RESTRICTED STOCK UNITS AGREEMENT

(For Residents of the People’s Republic of China)

SciClone Pharmaceuticals, Inc. has granted to the Participant named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which this Performance-Based Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.       Definitions and Construction.

1.1       Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2       Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.       Certain Conditions of the Award.

2.1       Compliance with Local Law.  The Participant agrees that the Participant will not acquire shares pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.

2.2       Special Conditions Applicable to the People’s Republic of China.  The following terms and conditions are applicable only to citizens or passport holders of the People’s Republic of China:

(a)       Mandatory Sale of Shares Upon Settlement of Award.  The Company shall require an immediate sale by the Participant of the shares of Stock issued to the Participant on each such Settlement Date under the Award in order to comply with Local Law.  By accepting this Award, and without prior notification of such determination by the Company, the Participant hereby:

WEST\275703696.1 347684-900000	2

(i)        authorizes and directs the Company to deposit the shares of Stock issuable to the Participant on the Settlement Date to an account established for the benefit of the Participant in accordance with Section 8.2 with a brokerage firm designated by the Company (the “Brokerage Firm”); and

(ii)       irrevocably appoints the Company as the Participant’s agent to instruct the Brokerage Firm to sell on behalf of the Participant at the prevailing market price on the Settlement Date (or on the next trading day if the Settlement Date is not a day on which the markets are open for trading) the shares of Stock deposited with the Brokerage Firm on such Settlement Date; and

(iii)      irrevocably assigns to the Company or any other Participating Company out of the proceeds of such sale of shares an amount equal to the Tax Obligations required to be withheld in accordance with Section 9, and authorizes the Company to instruct the Brokerage Firm to pay to the Company or another Participating Company an amount equal to the Tax Obligations required to be withheld; and

(iv)       authorizes and directs the Company to instruct the Brokerage Firm to deliver the proceeds of such sale of shares, net of brokerage commissions, fees and Tax Obligations withheld, to the Company for the benefit of the Participant and to be deposited to a designated custodial account for payment to the Participant; and

(v)        authorizes the Company and any other Participating Company to provide to the Brokerage Firm information regarding the details of the Award and the Tax Obligations, and authorizes the Brokerage Firm to provide to the Company and any other Participating Company confirmation of the details of the sale of the shares of Stock.

(b)       Special Administration.  The vesting of the Award and the Participant’s ability to receive funds upon the sale of shares to be issued in settlement of the Award, as described above, will be contingent upon the Company or its Affiliate obtaining approval from the State Administration of Foreign Exchange (“SAFE”) of the People’s Republic of China for the related foreign exchange transaction and the establishment of a SAFE-approved bank account.  The receipt of funds by the Participant from the sale of the shares and the conversion of those funds to the local currency must be approved by SAFE.  In order to comply with the SAFE regulations, the proceeds from the sale of the shares must be repatriated to China through a SAFE-approved bank account established and monitored by the Company or its Affiliate.

2.3       Employment Conditions.  In accepting the Award, the Participant acknowledges that:

(a)       Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law.  Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

WEST\275703696.1 347684-900000	3

(b)       The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.

(c)       The Plan is established voluntarily by the Company.  It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(d)       The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(e)       All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(f)       The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of with any Participating Company to terminate the Participant’s Service at any time, with or without cause.

(g)       The Participant is voluntarily participating in the Plan.

(h)       The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(i)       The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(j)       In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(k)       The future value of the underlying shares is unknown and cannot be predicted with certainty.  If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(l)       No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

WEST\275703696.1 347684-900000	4

2.4       Data Privacy Consent.

(a)       The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)       The Participant understands that the Participating Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the Award.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

3.       Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with

WEST\275703696.1 347684-900000	5

respect to such matter, right, obligation, or election.

4.       The Award.

4.1       Grant of Units.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 11.  Each Unit which becomes a Vested Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2       No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

5.       Certification of Earned Units By the  Committee; Forfeiture.

5.1       Determination and Certification.  At its first meeting occurring after December 31, 2017, the Committee shall determine and certify in writing the level of achievement of the Performance Goal described by the Performance Goal Appendix and the resulting number of Units, if any, which are Earned Units.  The Company shall promptly notify the Participant of the determination by the Committee.

5.2       Forfeiture of Unearned Units.  Upon the Committee’s certification of the number of Earned Units, the Participant shall automatically forfeit to the Company without consideration all Units not certified by the Committee as Earned Units.

6.       Vesting of Units.

6.1       Normal Vesting.  Except as provided by Section 6.2, Units acquired pursuant to this Agreement that are determined to be Earned Units shall be deemed Vested Units as of the Vesting Date set forth in the Grant Notice, provided that the Participant’s Service has not terminated prior to the Vesting Date.

6.2       Vesting Following Termination without Cause.  In the event that the Participant’s Service is terminated by the Company without Cause (and not as a result of the Participant’s death or disability) prior to the Vesting Date, and provided that the Participant executes a general release of known and unknown claims in a customary form reasonably acceptable to the Company and such release has become effective in accordance with its terms on or before the thirtieth (30th) day following such termination of Service, then the Total Number of Units shall not immediately be subject to the Company Reacquisition Right (as defined below), but instead that portion of the Total Number of Units determined to be Earned Units in accordance with Section 5.1 shall be deemed Vested Units as of the date of the Committee’s certification pursuant to Section 5.1.

WEST\275703696.1 347684-900000	6

7.       Company Reacquisition Right.

7.1       Grant of Company Reacquisition Right.  In the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination (taking into account the vesting pursuant to Section 6.2, if any), Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

7.2       Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments.  Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 11, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be.  For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

8.       Settlement of the Award.

8.1       Issuance of Shares of Stock.  Subject to the provisions Section 8.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.  Shares of Stock issued in settlement of Units shall be subject to the mandatory immediate sale provisions described in Section 2.2.

8.2       Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

8.3       Restrictions on Grant of the Award and Issuance of Shares.    The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal and state law and Local Law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state or foreign securities laws, including Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award

WEST\275703696.1 347684-900000	7

shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

8.4       Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

9.       Tax Withholding.

9.1       In General.  Regardless of any action taken by the Company or any other Participating Company with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations.  The Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Participating Company at the time such Tax Obligations arise.  In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Company which arise in connection with the Award.  The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.

9.2       Assignment of Sale Proceeds.  Subject to compliance with applicable law, including Local Law, the Participant shall satisfy the Tax Obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

9.3       Withholding in Shares.  If permissible under applicable law, including Local Law, the Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

WEST\275703696.1 347684-900000	8

10.      Effect of  Change in Control.

10.1      Before December 31, 2017.  In the event of a Change in Control occurring prior to December 31, 2017, no portion of the Units subject to the Award shall become Earned Units or Vested Units notwithstanding any other provision of this Agreement to the contrary, the Award shall automatically terminate in its entirety, and the Participant shall not be entitled to any compensation therefor.

10.2      On or After December 31, 2017.  In the event of a Change in Control occurring on or after December 31, 2017, the Compensation Committee shall determine and certify in writing in accordance with Section 5.1, but on a date prior to the consummation of the Change in Control selected by the Committee, the level of achievement of the Performance Goal described by the Performance Goal Appendix and the resulting number of Units, if any, which are Earned Units.  The date of such certification shall be the Vesting Date.  The Company shall promptly notify the Participant of the determination by the Committee and provide for the settlement of the Earned Units in accordance with Section 8 immediately prior to the consummation of the Change in Control.  Any Units which are not Earned Units shall be forfeited by the Participant in accordance with Section 5.2

11.      Adjustments for Changes in Capital  Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder.  Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

12.      Rights as a Stockholder, Director, Employee or  Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 11.

WEST\275703696.1 347684-900000	9

If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

13.      Legends.

The Company may at any time place legends referencing any applicable United States federal or state or foreign securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

14.      Miscellaneous Provisions.

14.1      Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 10 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing.

14.2      Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

14.3      Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14.4      Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14.5     Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the

WEST\275703696.1 347684-900000	10

other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)      Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)       Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 14.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14.5(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.5(a).

14.6      Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to this Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

14.7      Language.  If the Participant has received the Grant Notice, the Agreement or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version shall control.

14.8      Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.  For purposes of litigating any

WEST\275703696.1 347684-900000	11

dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

14.9      Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WEST\275703696.1 347684-900000	12